UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2022 (September 20, 2022)

MSD INVESTMENT CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01481	87-4195402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 26th Floor New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212-303-4728

One Vanderbilt Avenue, 26th Floor, New York, NY 10017

Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 3.02. Unregistered Sales of Equity Securities

On September 7, 2022, MSD Investment Corp. (the “Company”) delivered a capital drawdown notice to its stockholders relating to the sale of approximately 2,787,307 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”) for an aggregate offering price of $65.0 million.

The sale of Common Stock was being made pursuant to subscription agreements entered into by the Company and its stockholders. Under the terms of the subscription agreements, stockholders are required to fund drawdowns to purchase shares of Common Stock up to the amount of their respective capital commitments on an as-needed basis with a minimum ten business days' prior notice to stockholders.

The issuance of the Common Stock is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the stockholders in the subscription agreements that each stockholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure.

Distributions

On September 20, 2022, the board of directors (the “Board”) of MSD Investment Corp. (the “Company”) declared a regular distribution to shareholders in the amount of $0.57 per share. The distributions will be payable on or around October 15, 2022 to shareholders of record as of September 20, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MSD Investment Corp.

Dated: September 28, 2022	By:	/s/ Brian Williams
		Name:	Brian Williams
		Title:	Chief Financial Officer and Treasurer